EXECUTION COPY

AMENDED AND RESTATED CONTRIBUTION AGREEMENT

THIS AMENDED AND RESTATED CONTRIBUTION AGREEMENT dated January 28, 2008, is entered into among Frederick’s of Hollywood Group Inc., a New York corporation (“Group”), FOH Holdings, Inc., a Delaware corporation (the “Parent”), Frederick’s of Hollywood, Inc., a Delaware corporation (“Frederick’s”), Frederick’s of Hollywood Stores, Inc., a Nevada corporation (“Stores”), Hollywood Mail Order, LLC, a Nevada limited liability company, (“Mail Order”; together with Group, the Parent, Frederick’s and Stores, each a “Borrower” and collectively, the “Borrowers”) and each Subsidiary of Group listed on the signature pages to the Guaranty referred to below (each a “Guarantor” and collectively, the “Guarantors”).

WHEREAS, the Parent, Frederick’s, Stores, Mail Order, the lenders parties thereto, and Wells Fargo Retail Finance II, LLC, in its capacity as Agent for such lenders, are parties to that certain Financing Agreement, dated as of January 7, 2003 (as heretofore amended, supplemented or otherwise modified, the “Existing Agreement”);

WHEREAS, the Parent, Frederick’s, Stores, Mail Order are jointly and severally liable for, among other things, the repayment of the Obligations, under and as defined in the Existing Agreement (as so defined, the “Existing Obligations”), and the Guarantors have guaranteed the repayment of the Existing Obligations;

WHEREAS, the Parent, Frederick’s, Stores, Mail Order and the Guarantors have provided for the equitable apportionment of the responsibility for payment of the Existing Obligations pursuant to the terms of that certain Contribution Agreement, dated as of January 7, 2003 (the “Existing Contribution Agreement”);

WHEREAS, the terms and provisions of the Existing Agreement shall be amended and restated in their entirety as set forth in that certain Amended and Restated Financing Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, the “Restated Financing Agreement”), among the Borrowers, the lenders from time to time party thereto (the “Lenders”) and Wells Fargo Retail Finance II, LLC, in its capacity as Agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”);

WHEREAS, the Borrowers shall be jointly and severally liable for the prompt payment and performance of all Obligations (as defined in the Restated Financing Agreement) and the Guarantors shall jointly and severally guarantee the prompt payment and performance of all such Obligations pursuant to the terms of that Guaranty Agreement, dated as of January 7, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) by the Guarantors in favor of the Agent; and

WHEREAS, contemporaneously with the amendment and restatement of the Existing Agreement, the Parent, Frederick’s, Stores, Mail Order and the Guarantors desire to amend and restate the terms and provisions of the Existing Contribution Agreement in their entirety, and Group desires to become a party to such amended and restated contribution agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, (x) each party to the Existing Contribution Agreement hereby agrees that the Existing Contribution Agreement is hereby amended and restated in its entirety as follows and (y) each party hereto hereby agrees as follows:

1. Defined Terms. Capitalized terms used herein shall have the meanings ascribed thereto in the Restated Financing Agreement, unless specifically defined herein.

(a) The following terms, as used in this Agreement, shall have the following meanings:

“Agreement” shall mean this Amended and Restated Contribution Agreement, together with any and all future addition, alterations, amendments, changes, extensions, modifications, renewals, substitutions, or supplements hereto or hereof.

“Borrower” and “Borrowers” shall have the respective meanings ascribed thereto in the recitals hereto.

“Guarantor” and “Guarantors” shall have the respective meanings ascribed thereto in the recitals hereto.

“Guaranty” shall have the meaning set forth in the recitals hereto.

“Lenders” shall have the meaning set forth in the recitals hereto.

“Net Worth” shall have the meaning ascribed thereto in Section 2 hereof.

“Obligor” shall mean each of the Borrowers and the Guarantors and “Obligors” shall mean the Borrowers and the Guarantors collectively.

“Payment Percentage” shall have the meaning ascribed thereto in Section 2 hereof.

“Restated Financing Agreement” shall have the meaning set forth in the recitals hereto.

“Secured Obligations” shall mean all liabilities, obligations, or undertakings owing by the Obligors to the Agent and the Lenders of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the Restated Financing Agreement, the Guaranty or any of the other Loan Documents irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest (including any interest that, but for the provisions of the Bankruptcy Code would have accrued) and any and all costs, fees (including attorneys fees), and expenses (including any fees and expenses that, but for the provisions of the Bankruptcy Code would have accrued) which Obligors are required to pay pursuant to any of the foregoing, by law, or otherwise.

(b) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms in this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement. Article, section, subsection, exhibits and schedule references are to this Agreement unless otherwise specified. All of the exhibits or schedules attached to this Agreement shall be deemed incorporated herein by reference.

2. Right of Contribution. If any Obligor makes a payment in respect of the Secured Obligations that is less than its Payment Percentage (as calculated below) of the Secured Obligations, then, upon payment in full in cash of the Secured Obligations after the termination of the Revolving Credit Commitments, the Obligor making such proportionately smaller payment shall pay to the other Obligors that amount which is necessary such that the net payments made by all Obligors in respect of the Secured Obligations are shared among the Obligors pro rata according to their respective Payment Percentages. If any Obligor receives any payment that is greater than its Payment Percentage (as calculated below) of the Secured Obligations, then the Obligor receiving such proportionately greater payment shall pay to the other Obligors that amount which is necessary such that the payments received by all Obligors shall be shared among all Obligors pro rata according to their respective Payment Percentages.

Each Obligor’s Payment Percentage shall be the percentage calculated by dividing (a) the Net Worth of such Obligor by (b) the sum of the Net Worth of all of the Obligors, which Payment Percentage is subject to redetermination or adjustment as hereinafter set forth. Notwithstanding anything to the contrary contained herein, (i) the Guarantors shall have no contribution obligations under this Section 2 unless a Guarantor makes a payment in respect of the Secured Obligations, and (ii) the Net Worth of each Guarantor shall be included in the calculation of each Obligor’s Payment Percentage only to the extent any Guarantor makes a payment in respect of the Secured Obligations.

For purposes of the calculation (and any recalculation) of any particular Obligor’s Payment Percentage, such Obligor’s “Net Worth” shall mean the amount, calculated as of the date such Obligor became a signatory to this Agreement, by which the sum of all of such Obligor’s assets is greater than the sum of all of such Obligor’s debts, at fair valuations, and after giving effect to the inclusion and exclusion of the matters included and excluded in determining whether a debtor is insolvent according to §548 of Title 11 of the Bankruptcy Code; provided, however, that for the purpose of determining the “Net Worth” of any Obligor, no value shall be given to such Obligor’s equity interest in any other Obligor.

This Section 2 shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, any of the Secured Obligations, and such provisions are made for the benefit of the holders of any of the Secured Obligations, and such holders are made obligees hereunder and any of them may enforce the provisions of this Section 2.

3. Right of Contribution Constitutes an Asset. Each of the Obligors hereto acknowledges that the right to contribution hereunder shall constitute an asset of the Obligor to which such right is owing, but shall not be considered part of such Obligor’s “Net Worth” for the purposes of the calculation of such Obligor’s Payment Percentage pursuant to Section 2 hereof.

4. Representations and Warranties. Each party hereto represents and warrants to each other party hereto and to their respective successors and assigns that:

(a) the execution, delivery, and performance by each party hereto of this Agreement are within such party’s powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene or constitute a default under any provision of law or regulation applicable to it or of the organizational documents of such party or of any agreement, judgment, injunction, order, decree, or other instrument binding upon such party or result in the creation or imposition of any lien on any asset of such party; and

(b) this Agreement constitutes the legal, valid and binding agreement of each party hereto, enforceable against such party in accordance with its terms, except as enforcement thereof may be affected by: (i) bankruptcy, insolvency, reorganization, or other similar laws affecting enforcement of creditors’ rights generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) the fact that rights to contribution thereunder may be limited by federal or state securities laws.

5. No Waivers; Remedies. No failure or delay by any Obligor in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein provided shall be cumulative and non-exclusive of any rights or remedies provided by law. This Agreement shall not limit any right which any Obligor may have against any other person which is not a party hereto.

6. Amendments. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the parties hereto and is made with the consent of the Agent.

7. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8. CHOICE OF LAW AND VENUE. THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE OBLIGORS, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OBLIGOR AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND DETERMINED IN ANY STATE OR FEDERAL COURT OF

COMPETENT JURISDICTION IN THE STATE OF NEW YORK TO THE MAXIMUM EXTENT PERMITTED BY LAW. EACH OBLIGOR HEREBY EXPRESSLY WAIVES ANY RIGHT EACH MAY HAVE TO THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

9. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OBLIGOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF THE OBLIGORS WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OBLIGOR HEREBY AGREES THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

10. Headings. Headings used in this Agreement are for convenience of reference only and shall neither constitute a part of this Agreement for any other purpose nor affect the construction of this Agreement.

11. No Inconsistent Requirements. In the event of a direct conflict between the terms and provisions contained in this Agreement and the terms and provisions contained in the Restated Financing Agreement, it is the intention of the parties hereto that such terms and provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the Restated Financing Agreement shall control and govern.

12. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall constitute an original, and all of which, taken together, shall constitute one agreement with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when a counterpart hereof shall have been signed by all the parties hereto.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

OBLIGORS

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

FOH HOLDINGS, INC.

By:	/s/ Linda LoRe
Name: Linda LoRe
Title: President and Chief Executive Officer

FREDERICK’S OF HOLLYWOOD, INC.

By:	/s/ Linda LoRe
Name: Linda LoRe
Title: President and Chief Executive Officer

FREDERICK’S OF HOLLYWOOD STORES, INC.

By:	/s/ Linda LoRe
Name: Linda LoRe
Title: President and Chief Executive Officer

HOLLYWOOD MAIL ORDER, LLC

By:	/s/ Linda LoRe
Name: Linda LoRe
Title: President and Chief Executive Officer

FREDERICKS.COM, INC.

By:	/s/ Linda LoRe
Name: Linda LoRe
Title: President and Chief Executive Officer